UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2013

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CoroWare, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-33231	95-4868120
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1410 Market Street, Suite 200

Kirkland, Washington 98033

(Address of principal executive offices)

(800) 641-2676

(Registrant's telephone number, including area code)

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Copies to:

Gary L. Blum, Esq.

Law Offices of Gary L. Blum

3278 Wilshire Boulevard, Suite 603

Los Angeles, CA 90010

Phone: (213) 381-7450

Fax: (213) 384-1035

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On December 9, 2013, the Corporation filed the Certificate of Designation of the Rights and Preferences of Series F Convertible Preferred Stock of CoroWare, Inc.  with the Delaware Secretary of the State pursuant to which the Corporation set forth the designation, powers, rights, privileges, preferences and restrictions of five hundred thousand (500,000) authorized shares of Series E Convertible Preferred Stock, par value $.001 per share (the “Series E Preferred Stock”).  Each share of Series F Preferred Stock shall have a stated value equal to $1.00 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Stated Value”). The shares of Series F Preferred Stock have no voting or initial dividend rights. Each outstanding share of Series F Preferred Stock shall be convertible into the number of shares of the Corporation’s common stock (“Common Stock”) determined by dividing the Stated Value by the Conversion Price as defined below, at the option of the Holder in whole or in part, at any time commencing no earlier than six (6) months after the Issuance Date; provided that any conversion under this section must be made during the ten (10) day period immediately following the date on which the Corporation files with the Securities and Exchange Commission any periodic report on form 10-Q, 10-K or the equivalent form; provided further that, any conversion under this Section IV(a) shall be for a minimum Stated Value of $500.00 of Series F Preferred Stock. The Conversion Price for each share of Series F Preferred Stock shall be (i) eighty five percent (85%) of the average closing price of the Common Stock over the five (5) trading days immediately preceding the date of conversion, (ii) but no less than Par Value of the Common Stock. At any time after the date of issuance through the fifth (5th) anniversary of such issuance, the Company shall have the option to redeem any unconverted shares of the Series F Preferred Stock, either in part or whole, upon no less than thirty (30) days written notice thereof given to the holders thereof, at an amount equal to one hundred thirty percent (130%) of the Stated Value of the unconverted Series F Preferred Stock (the “Redemption Price”) plus accrued and unpaid dividends, if any. No holder of Series F Preferred Stock may demand that the Series F Preferred Stock be redeemed. The “Liquidation Preference” with respect to a share of Series F Preferred Stock means an amount equal to the Stated Value thereof.

The foregoing description of the Series F Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the Certificate of Designation, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Certificate of Incorporation of the Corporation authorizes the issuance of up to 10,000,000 shares of preferred stock and further authorizes the Board of Directors of the Corporation (the “Board”) to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock. On October 21, 2013 the Board approved by unanimous written consent an amendment to the Corporation’s Certificate of Designation to designate the rights and preferences of Series F Preferred Stock. On December 9, 2013, the Corporation filed the Certificate of Designation with the Delaware Secretary of State.   The foregoing descriptions of the Certificate of Designation in Items 3.03 and 5.03 are not intended to be complete and is qualified in its entirety by the complete text of the Certificate of Incorporation incorporated by reference and attached herein as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description
4.1*	Certificate of Designation of Series F Convertible Preferred Stock filed with the Delaware Secretary of State on December 9, 2013.

COROWARE, INC.

Date: December 13, 2013	By:	/s/ Shanna Gerrard
Shanna Gerrard
Corporate Secretary